UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

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NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 23, 2013

The 2013 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Thursday, May 23, 2013, at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, Washington 98109, for the following purposes:

1. To elect the nine directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013;

3. To consider and act upon a shareholder proposal, if properly presented at the Annual Meeting; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote (i) “FOR” the election of each of the nominees to the Board; (ii) “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors; and (iii) “AGAINST” the shareholder proposal.

The Board of Directors has fixed April 1, 2013 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

David A. Zapolsky Secretary

Seattle, Washington

April 12, 2013

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 23, 2013

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific Time, on Thursday, May 23, 2013, at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, Washington 98109, and at any adjournment or postponement thereof. Our principal offices are located at 410 Terry Avenue North, Seattle, WA 98109. This Proxy Statement is first being made available via the Internet to our shareholders on or about April 12, 2013.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.01 per share, at the close of business on April 1, 2013, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 455,220,402 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On April 12, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; and “AGAINST” the shareholder proposal. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have requested paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone or (if you have requested paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013, but cannot vote your shares on any other matters being considered at the meeting.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If the votes cast for any nominee do not exceed the votes cast against the nominee, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, abstentions will be counted as present at the Annual Meeting and will have the effect of a vote against the matter, and broker nonvotes, if any, will have no effect on the outcome of these matters.

Using the Internet or telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

http://www.envisionreports.com/amzn

Shares Held in Street Name:

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

•     Read this Proxy Statement.

•     Go to the applicable website listed above.

•     Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

800-652-VOTE

Shares Held in Street Name:

See Voting Instruction Form

24 hours a day / 7 days a week

INSTRUCTIONS:

•     Read this Proxy Statement.

•     Call the applicable number noted above.

•     Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank, brokerage firm, or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Amazon.com a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by attending the Annual Meeting and voting in person. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

Attending the Annual Meeting

Only shareholders as of the record date (April 1, 2013) are entitled to attend the Annual Meeting in person. If you own common stock of record, your name will be on a list and you will be able to gain entry with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. If you own common stock in street name, in order to gain entry you must present a government-issued photo identification and proof of beneficial stock ownership as of the record date, such as your Notice of Internet Availability, a copy of your voting instruction form if you received one, or an account statement or other similar evidence showing stock ownership as of the record date. If you are a representative of an entity that owns common stock of the Company, you must present a government-issued photo identification, evidence that you are the entity’s authorized representative or proxyholder, and, if the entity is a street name owner, proof of the entity’s beneficial stock ownership as of the record date.

If you are not a shareholder, you will be entitled to admission only if you have a valid legal proxy from a record holder and a government-issued photo identification. Each shareholder may appoint only one proxyholder to attend on his or her behalf.

You can find directions to the Annual Meeting at www.amazon.com/ir. Cameras, recording devices, and other electronic devices are prohibited at the meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at nine. The Board, including the Nominating and Corporate Governance Committee, proposed that the following nine nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting or until his or her successor shall have been elected and qualified:

• Jeffrey P. Bezos • Tom A. Alberg • John Seely Brown • William B. Gordon • Jamie S. Gorelick	• Alain Monié • Jonathan J. Rubinstein • Thomas O. Ryder • Patricia Q. Stonesifer

Each of the nominees is currently a director of Amazon.com and has been elected to hold office until the 2013 Annual Meeting or until his or her successor has been elected and qualified. The nominees were most recently elected at the 2012 Annual Meeting. Biographical and related information on each nominee is set forth below.

Although the Board expects that the nine nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Director Nominees’ Biographical and Related Information

In evaluating the nominees for the Board of Directors, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and “Board Meetings and Committees,” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Amazon.com. These individual qualifications and skills are included below in each nominee’s biography.

Jeffrey P. Bezos, age 49, has been Chairman of the Board since founding the Company in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President from founding until June 1999 and again from October 2000 to the present. Mr. Bezos’ individual qualifications and skills as a director include his leadership and vision, his customer-focused point of view, his willingness to encourage invention, his long-term perspective, and his on-going contributions as founder and CEO.

Tom A. Alberg, age 73, has been a director since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, LLC, a venture capital firm, since September 1999, and a principal in Madrona Investment Group, LLC, a private investment firm, since January 1996. Mr. Alberg’s individual qualifications and skills as a director include his experience as a venture capitalist investing in technology companies, through which he gained experience with emerging technologies, his experience as a lawyer, his knowledge of Amazon.com from having served as a director since 1996, as well as his customer experience skills and skills relating to financial statement and accounting matters.

John Seely Brown, age 72, has been a director since June 2004. Mr. Brown has served as a Visiting Scholar and Advisor to the Provost at the University of Southern California since 1996 and as Independent Co-Chairman of the Deloitte Center for the Edge since 2006. He was the Chief Scientist of Xerox Corporation until April 2002, and director of the Xerox Palo Alto Research Center (PARC) until June 2000. Mr. Brown has served as a director of Corning Incorporated since February 1996, and of Varian Medical Systems, Inc. since February 1998. Mr. Brown was a director of Polycom, Inc. from August 1999 through August 2007. Mr. Brown’s individual qualifications and skills as a director include his experience in senior positions with a leading university and a technology research facility (PARC), his role as Chief Scientist at a global technology company, through which he gained experience with emerging technologies, as well as his customer experience skills.

William B. Gordon, age 63, has been a director since April 2003. Mr. Gordon has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon is a co-founder of Electronic Arts, Inc., a software and gaming company, where he served as Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon has served as a director of Zynga Inc. since July 2008. Mr. Gordon’s individual qualifications and skills as a director include his leadership and entrepreneurial experience as a senior executive and co-founder of Electronic Arts, through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, experience as a venture capitalist investing in technology companies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Jamie S. Gorelick, age 62, has been a director since February 2012. Ms. Gorelick has been a partner with the law firm Wilmer Cutler Pickering Hale and Dorr LLP since July 2003 and previously was Deputy Attorney General of the United States. Ms. Gorelick has been a director of United Technologies Corporation since February 2000 and was a director of Schlumberger Limited from April 2002 to June 2010. Ms. Gorelick’s individual qualifications and skills as a director include her experience as a lawyer, her leadership experience in senior governmental positions, including experience with regulatory and compliance matters, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Alain Monié, age 62, has been a director since November 2008. Mr. Monié has served as President and Chief Executive Officer of Ingram Micro Inc., a large technology distributor, since January 2012, and was its President and Chief Operating Officer from November 2011 to January 2012. He was elected to Ingram Micro Inc.’s board of directors in November 2011. Mr. Monié was CEO of APRIL Management Pte. Ltd., a multinational industrial company based in Singapore, from August 2010 through October 2011. Before serving at APRIL Management Pte. Ltd., Mr. Monié was President and Chief Operating Officer of Ingram Micro Inc. from August 2007 to August 2010. Mr. Monié was a director of Jones Lang LaSalle Incorporated from October 2005 to May 2009. Mr. Monié’s individual qualifications and skills as a director include his leadership and operations experience as a senior executive at large corporations with international operations, experience in technology markets from his roles at Ingram Micro Inc., as well as his customer experience skills and skills relating to financial statement and accounting matters.

Jonathan J. Rubinstein, age 56, has been a director since December 2010. Mr. Rubinstein was Senior Vice President, Product Innovation, for the Personal Systems Group at the Hewlett-Packard Company (“HP”), a multinational information technology company, from July 2011 through January 2012, and served as Senior Vice President and General Manager, Palm Global Business Unit, at HP from July 2010 through July 2011. Mr. Rubinstein was Chief Executive Officer and President of Palm, Inc., a smartphone manufacturer, from June 2009 until its acquisition by HP in July 2010, and Chairman of the Board of Palm, Inc. from October 2007 through the acquisition. Mr. Rubinstein’s individual qualifications and skills as a director include his leadership and technology experience as a senior executive at large technology companies, through which he gained experience with hardware devices and emerging technologies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Thomas O. Ryder, age 68, has been a director since November 2002. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief Executive Officer from April 1998 to December 2005. From 1984 to 1998, Mr. Ryder worked in several roles at American Express, including as President of American Express Travel Related Services International. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001, a director of RPX Corporation since December 2009, and a director of Quad/Graphics, Inc. since July 2010. He was Chairman of the Board of Directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder’s individual qualifications and skills as a director include his leadership experience as a senior executive of a large media and publishing company (Reader’s Digest) and a large financial services company (American Express), through which he gained experience with intellectual property, media, enterprise sales, payments, and international operations, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Patricia Q. Stonesifer, age 56, has been a director since February 1997. Ms. Stonesifer has served as the President and CEO of Martha’s Table, a non-profit, since April 2013. She served as Chair of the Board of Regents of the Smithsonian Institution from January 2009 to January 2012 and as Vice Chair from January 2012 to January 2013. From September 2008 to January 2012, she served as senior advisor to the Bill and Melinda Gates Foundation, a private philanthropic organization, where she was Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006. Since September 2009, she has also served as a private philanthropy advisor. From 1988 to 1997, she worked in many roles at Microsoft Corporation, including as a Senior Vice President of the Interactive Media Division. Ms. Stonesifer’s individual qualifications and skills as a director include her leadership experience as a senior executive at the Bill and Melinda Gates Foundation and at Microsoft, through which she gained experience with emerging technologies and consumer-focused product development and marketing issues, her knowledge of Amazon.com from having served as a director since 1997, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Corporate Governance

General

Board Leadership.    The Board is responsible for the control and direction of the Company. The Board represents the shareholders and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is the CEO, Jeff Bezos. The Board believes that this leadership structure is appropriate given Mr. Bezos’ role in founding Amazon.com and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders. In addition, the independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Mr. Alberg. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, and provides direction on agendas, schedules, and materials for Board meetings.

Director Independence.    The Board has determined that the following directors are independent as defined by Nasdaq rules: Mr. Alberg, Mr. Brown, Mr. Gordon, Ms. Gorelick, Mr. Monié, Mr. Rubinstein, Mr. Ryder, and Ms. Stonesifer. In addition, the Board determined that Blake G. Krikorian, who served as a director from September 2011 through December 2012, was independent. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. For Mr. Monié, the Board considered that Amazon.com in the ordinary course of business purchased products in each of the past three years from Ingram Micro Inc. during times when Mr. Monié served as an executive officer of that company, but such payments were not significant for either Amazon.com or Ingram Micro. For Mr. Rubinstein, the Board considered that Amazon.com in the ordinary course of business purchased products in 2010 from the Palm Global Business Unit of HP, of which he was Senior Vice President and General Manager until July 2011, and from HP, where he served as Senior Vice President, Product Innovation, from July 2011 to January 2012, but such payments were not significant for Amazon.com, the Palm Global Business Unit, or HP. For Messrs. Alberg and Gordon, the Board considered that Amazon.com and its executive officers have in the past and may in the future invest in investment funds managed by entities where Messrs. Alberg or Gordon are managing directors or partners or in companies in which those funds invest, and that Amazon.com has in the past and may in the future engage in transactions with companies in which these funds have invested. For Mr. Ryder, the Board considered that his son-in-law has been employed with Amazon.com since 2008 in a non-officer and non-strategic position, as disclosed in “Certain Relationships and Related Person Transactions.”

Risk Oversight.    As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to the Audit Committee and the Leadership Development and Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, data privacy and security, business continuity, and operational risks, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, and our compliance with legal and regulatory requirements. The Leadership Development and Compensation Committee is responsible for overseeing management of risks related to succession planning and compensation of our executive officers and to our overall compensation program, including our equity-based compensation plans. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our CEO succession planning as described in our Board of Directors Guidelines on Significant Corporate Governance Issues.

Corporate Governance Documents.    Please visit our investor relations website at www.amazon.com/ir, “Corporate Governance” for additional information on our corporate governance, including:

•	our Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at our annual meetings, director resignations to facilitate majority voting, and succession planning;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2012, there were seven meetings of the Board, and all directors attended at least 75% of the aggregate of the meetings of the Board and committees occurring during the year while they were members. All directors attended the 2012 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors as defined by Nasdaq rules. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X
John Seely Brown					X
William B. Gordon			X	*
Jamie S. Gorelick					X	*
Alain Monié	X
Jonathan J. Rubinstein			X
Thomas O. Ryder	X	*
Patricia Q. Stonesifer			X		X
Total Meetings in 2012	6		3		2

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, and our compliance with legal and regulatory requirements. The Board has determined that Mr. Alberg is an Audit Committee Financial Expert, as defined by Securities and Exchange Commission (“SEC”) rules.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates our programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers, and oversees management of risks for succession planning and our overall compensation program, including our equity-based compensation plans, all with a view toward maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2012. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to our corporate governance. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

Director Nominations.    The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by any third party search firms retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the company’s needs at that point in time and, as stated in the Board of Directors Guidelines on Significant Corporate Governance Issues, seeks out candidates with a diversity of experience and perspectives. When considering candidates as potential Board members, the Board and the Nominating and Corporate Governance Committee evaluate their ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its annual board and director evaluation process.

Among the qualifications, qualities, and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; customer experience skills; internet savvy; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity, and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance/accounting, product development, intellectual property, law, and marketing. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Bezos, who is an employee, their independence. The Committee believes that each of the director nominees for the 2013 Annual Meeting possesses these attributes.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of Amazon.com’s Secretary by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Committee for the 2014 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by December 13, 2013.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or as members of committees of the Board, but we pay reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under our 1997 Stock Incentive Plan (the “1997 Plan”). Based on the Nominating and Corporate Governance Committee’s recommendation, in February 2012 the Board approved a restricted stock unit award for 3,600 shares to Ms. Gorelick, vesting in three equal annual installments, with the first vest occurring one year after her initial election to the Board, and restricted stock unit awards for 3,600 shares each to Messrs. Brown and Monié, each award vesting in three equal annual installments, with the first vest date occurring one year after the final vest under their previous restricted stock unit awards. The 2012 awards were designed to provide approximately $250,000 in compensation annually based on an assumed value of the restricted stock units vesting in each year. When determining the amount and vesting schedule for directors’ restricted stock unit awards, the Nominating and Corporate Governance Committee and Board have not varied awards based on specific committee service.

The following table sets forth for the year ended December 31, 2012 all compensation reportable for directors who served during 2012, as determined by SEC rules.

Director Compensation for 2012

Name	Stock Awards/ Total Compensation(1)
Jeffrey P. Bezos(2)	$—
Tom A. Alberg(3)	—
John Seely Brown(4)	661,410
William B. Gordon(5)	—
Jamie Gorelick(4)	661,410
Blake G. Krikorian(6)	—
Alain Monié(7)	661,410
Jonathan J. Rubinstein(3)	—
Thomas O. Ryder(3)	—
Patricia Q. Stonesifer(3)	—

(1)	Stock awards are reported at grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2012 Annual Report on Form 10-K.
(2)	Mr. Bezos does not receive any compensation for his services as a director in addition to his compensation as Chief Executive Officer.
(3)	Messrs. Alberg, Rubinstein, and Ryder and Ms. Stonesifer each held 1,667 unvested restricted stock units as of December 31, 2012.
(4)	Mr. Brown and Ms. Gorelick each held 3,600 unvested restricted stock units as of December 31, 2012.
(5)	Mr. Gordon held 3,334 unvested restricted stock units as of December 31, 2012.
(6)	Mr. Krikorian, who resigned as a director in December 2012, did not hold any restricted stock units as of December 31, 2012.
(7)	Mr. Monié held 2,400 unvested restricted stock units as of December 31, 2012.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent auditors. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2013. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2014 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as our independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries. The aggregate audit fees billed and expected to be billed by E&Y for the fiscal year ended December 31, 2012 were $6,450,000. The aggregate audit fees we were billed by E&Y for the fiscal year ended December 31, 2011 were $5,118,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports. The aggregate audit-related fees billed and expected to be billed by E&Y for the fiscal year ended December 31, 2012 were $748,000. The aggregate audit-related fees we were billed by E&Y for the fiscal year ended December 31, 2011 were $498,000.

Tax Fees

Tax fees were for tax compliance services and assistance with federal and provincial tax-related matters for certain international entities. The aggregate tax fees billed and expected to be billed by E&Y for the fiscal year ended December 31, 2012 were $10,000. The aggregate tax fees we were billed by E&Y for the fiscal year ended December 31, 2011 were $35,000.

All Other Fees

No other fees were billed or are expected to be billed to us by E&Y for the fiscal year ended December 31, 2012 or for the fiscal year ended December 31, 2011.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2012 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Alain Monié

Thomas O. Ryder

ITEM 3—SHAREHOLDER PROPOSAL REGARDING A REPORT CONCERNING CORPORATE POLITICAL CONTRIBUTIONS

Investor Voice, 2206 Queen Anne Ave N, Suite 402, Seattle, WA 98109, acting on behalf Bryce Mathern, a shareholder who as of December 28, 2012 owned 1,000 shares of common stock of the Company, has notified us of its intention to propose the following resolution at the Annual Meeting. THE BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Beginning of Shareholder Proposal and Statement of Support by Investor Voice:

RESOLVED: Shareholders hereby request that Amazon (“Company”) provide a report, updated semiannually, that discloses the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in political campaigns on behalf of (or in opposition to) candidates for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) at Amazon responsible for decision-making.

The report shall be presented to the Board of Directors (or relevant Board oversight committee) and posted on Amazon’s website.

SUPPORTING STATEMENT:

As long-term shareholders, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code—such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is consistent with public policy, in the best interest of the Company and shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders by stating: “disclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability expose Amazon to reputational and business risks that could threaten long-term shareholder value.

Amazon includes a political spending statement on its website that discloses some aggregate amounts spent on “government relations” efforts, but we believe it is too unspecific and confusing to be meaningful.

Studying publicly available data does not provide a complete picture of the Company’s political spending. For example, Amazon’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use our company’s money. Accordingly, Amazon scored near the bottom of the 2012 CPA-Zicklin Index of Corporate Accountability and Disclosure, which ranks the top 200 companies in the S&P 500—scoring just 15 out of 100 points.

This proposal simply asks the Company to disclose its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring Amazon in line with a growing number of leading companies, including Exelon, Merck, and Microsoft, that both support political disclosure and accountability and present the information on their websites.

Amazon’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. Therefore, we urge your support FOR this common-sense corporate governance reform.

End of Shareholder Proposal and Statement of Support by Investor Voice

Recommendation of the Board of Directors on Item 3

The Board of Directors recommends that you vote against this proposal.

We have posted a Political Expenditures Statement on our website, which we intend to update annually, at www.amazon.com/ir. In addition, we report on our political expenditures to the Audit Committee.

We have not made contributions to political candidates or parties, and we comply with extensive regulations requiring public disclosure of corporate political activity. We participate in the political process by informing public officials about our positions on key issues significant to our customers and our business.

The Political Expenditures Statement discloses our 2012 spending on federal government relations efforts, which are also required to be reported to the House and Senate and made publicly available at http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm.

The Political Expenditures Statement also discloses our 2012 spending on state government relations efforts, which are generally required to be reported and disclosed on applicable state websites of the Secretary of State, ethics commission, public disclosure commission, or legislature, or similar websites.

We also belong to certain trade associations and coalitions, many of which engage in efforts to inform policymakers on issues important to their members. The portions of our contributions these organizations spend on federal and state government relations efforts are included in the amounts we report in our Political Expenditures Statement.

Finally, as noted in the Political Expenditures Statement, we have formed, and cover the administrative expenses of, a political action committee (“PAC”), but the PAC is funded by voluntary contributions of our employees and shareholders, and their spouses—not corporate funds. The PAC’s activities are subject to federal regulation, including detailed public disclosure requirements. The PAC files regular public reports with the Federal Election Commission (“FEC”), and political contributions to and by the PAC are required to be disclosed. These reports are publicly available on the FEC website at http://www.fec.gov/disclosure.shtml.

We do not believe that preparing an additional ad hoc report as requested in the proposal would be an effective and prudent use of our time and resources.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL REGARDING A REPORT CONCERNING CORPORATE POLITICAL CONTRIBUTIONS.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 22, 2013 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 22, 2013 we had 454,967,193 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos 410 Terry Avenue North, Seattle, WA 98109	86,970,020		19.1%
Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	27,960,150	(1)	6.2%
Tom A. Alberg	40,161	(2)	*
John Seely Brown	17,566		*
William B. Gordon	4,409	(3)	*
Jamie S. Gorelick	1,204		*
Alain Monié	7,750		*
Jonathan J. Rubinstein	3,498		*
Thomas O. Ryder	31,246		*
Patricia Q. Stonesifer	41,216		*
Thomas J. Szkutak	58,466		*
Andrew R. Jassy	19,599		*
Diego Piacentini	117,646		*
Jeffrey A. Wilke	112,447	(4)	*
All Directors and Executive Officers as a group (17 persons)	87,568,779	(5)	19.2%

*	Less than 1%.
(1)	As of December 31, 2012, based on information provided in a Schedule 13G filed February 13, 2013. Capital World Investors has sole voting and investment power with respect to all of the reported shares and no shared voting or investment power with respect to the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Capital World Investors is deemed to be the beneficial owner of such shares; however, it expressly disclaims that it is, in fact, the beneficial owner of such shares.
(2)	Includes 10,150 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.
(3)	Includes 1,667 shares issuable under a stock-based award that vested April 9, 2013.
(4)	Includes 22,800 shares as to which Mr. Wilke shares or may be deemed to share voting and investment power.
(5)	Includes 123,551 shares beneficially owned by other executive officers not individually listed in the table and 20,000 shares as to which one of the other executive officers may be deemed to share voting and investment power.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our approach to compensating employees, including our “named executive officers,” is to tie total compensation to long-term shareholder value, as reflected primarily in our stock price. “Named executive officers” are our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) other three most highly compensated executive officers based on SEC regulations. Our named executive officers are employed on an at-will basis, and named executive officer compensation generally consists of stock-based compensation, base salaries, new hire cash bonuses, and other compensation and benefits. Consistent with this approach, we provide few perquisites and generally do not provide cash bonuses other than in a new-hire context. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, cash severance programs, or single-trigger change-in-control benefits for our executive officers.

Stock-Based Compensation.    The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, named executive officers may not necessarily receive stock-based awards every year depending on stock price performance. As a result, named executive officer total compensation as reported in our proxy statement may vary significantly from year to year. Due to Mr. Bezos’ substantial stock ownership (approximately 19%), he believes he is appropriately incentivized and his interests are appropriately aligned with shareholders’ interests. Mr. Bezos has never received any stock-based compensation from Amazon.com.

Since late 2002, we have used restricted stock units as our primary stock-based compensation vehicle. We believe that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or subsequent grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Vice President of Human Resources and the Chief Executive Officer. These restricted stock unit grants generally vest over a period of six years.

For new hire grants, the Vice President of Human Resources, the Chief Executive Officer, and the Leadership Development and Compensation Committee consider a variety of factors, including past compensation from the named executive officer’s former employer, future compensation from such former employer that will be forfeited upon joining Amazon.com, the compensation of similarly situated senior executives at Amazon.com, the named executive officer’s expected level of responsibility and expected contributions to our future success, and the market compensation of similarly situated executives at other retail, internet, and technology companies.

For periodic grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider a variety of factors, including the named executive officer’s level of responsibility, past contributions to our performance, and expected contributions to our future success, as well as the market compensation of similarly-situated executives at other retail, internet, and technology companies. Generally, the Leadership Development and Compensation Committee considers whether to make periodic grants to executive officers in connection with our annual performance and compensation review process, which normally occurs between January and April.

For both new hire and periodic restricted stock unit grants, the Vice President of Human Resources and Chief Executive Officer develop grant recommendations by subjectively evaluating the factors above to set a total compensation target for each named executive officer and then designing restricted stock unit grants to help meet those total compensation targets based on stock price assumptions, taking into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, the Vice President of Human Resources and Chief Executive Officer view projected total compensation for a given year as cash compensation expected to be earned in that year plus an assumed value of stock-based compensation vesting in that year. Because we focus on total compensation over time and take into account existing compensation, periodic grants for a smaller number of shares do not necessarily reflect lower total compensation.

In April 2012, Messrs. Szkutak, Jassy, Piacentini, and Wilke received restricted stock unit awards with vesting beginning in May 2013, assuming continued employment. Mr. Szkutak received a restricted stock unit award for 43,089 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Szkutak’s experience and skill as Chief Financial Officer, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Jassy received a restricted stock unit award for 59,519 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Jassy’s experience and skill in managing web services and cloud computing operations, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Piacentini received a restricted stock unit award for 60,246 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Piacentini’s experience and skill in managing international consumer operations, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Wilke received a restricted stock unit award for 91,289 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Wilke’s experience and skill in managing North American consumer operations, his sustained performance over time in years preceding the grant, and his expected future contributions.

In setting these amounts, the Leadership Development and Compensation Committee considered the vesting schedule of existing equity awards as well as aggregated information from third party surveys, including compensation data for retail, internet, and technology companies including AOL, Apple, Best Buy, Cisco, Dell, eBay, Facebook, Google, IBM, Intel, Intuit, Microsoft, Oracle, Starbucks, Target, Verizon, and Yahoo. The Leadership Development and Compensation Committee exercises discretion in determining executive officers’ compensation and does not require that compensation be set at a specific level relative to what is reflected in the survey data.

We have imposed additional vesting conditions designed to qualify stock-based awards issued in previous years to named executive officers as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code. However, the Company or the Leadership Development and Compensation Committee may grant awards that do not qualify for tax deductibility under Section 162(m), and there is no guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Base Salaries.    Consistent with our belief that total compensation should be tied to long-term shareholder value, base salaries for named executive officers are designed to provide a minimum level of cash compensation and to be significantly less than those paid by similarly situated companies. Base salaries ranged from $81,840 for Mr. Bezos to $175,000 for Mr. Piacentini. Due to Mr. Bezos’ substantial ownership in Amazon.com, Mr. Bezos again requested not to receive additional compensation in 2012 and has never received annual cash compensation in excess of his current amount.

New Hire Cash Bonuses.    New hire cash bonuses generally are paid in monthly installments to a named executive officer. These bonuses are also determined by the Leadership Development and Compensation Committee after receiving recommendations from the Chief Executive Officer and the Vice President of Human Resources. In determining the amount of new hire cash bonuses, the Leadership Development and Compensation

Committee considers the same factors as described above with respect to new hire restricted stock unit grants. The new hire cash bonuses are for a set amount determined at hire and are generally designed to provide appropriate total compensation until stock-based awards begin to vest, at which time total compensation becomes variable and largely tied to long-term shareholder value. None of the named executive officers received new hire cash bonuses in 2012.

Other Compensation and Benefits.    Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation, and other benefits generally available to all of our employees. We provide security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit, and we believe that the amount of the reported security expenses is especially reasonable in light of Mr. Bezos’ low salary and the fact that he has never received any stock-based compensation. The Leadership Development and Compensation Committee periodically reviews the amount and nature of Mr. Bezos’ security expenses. Reportable security expenses, along with Mr. Piacentini’s expatriation benefits, including a cost of living and housing allowance, are included in the “All Other Compensation” column of the Summary Compensation Table. We do not provide any other perquisites or other personal benefits to our named executive officers.

Shareholder Advisory Vote on Executive Compensation.    At our 2011 Annual Meeting of Shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2011 proxy statement and a frequency of every three years for casting future advisory votes approving executive compensation. The Leadership Development and Compensation Committee evaluated the results of the 2011 advisory vote approving the compensation of our named executive officers as well as the other factors discussed in this Compensation Discussion and Analysis when subsequently evaluating our executive compensation and compensation policies and practices. While each of these factors informed the Leadership Development and Compensation Committee’s decisions regarding our executive compensation program, the Leadership Development and Compensation Committee did not implement changes to our executive compensation program as a result of the shareholder advisory vote. Based on the factors underlying the Board’s recommendation regarding the frequency of future advisory votes approving executive compensation and the vote of shareholders on the matter, Amazon adopted a triennial shareholder advisory vote on executive compensation, and accordingly the next such shareholder advisory vote will occur at our 2014 Annual Meeting of Shareholders.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Leadership Development and Compensation Committee

William B. Gordon

Jonathan J. Rubinstein

Patricia Q. Stonesifer (Committee Member effective February 6, 2013)

Compensation of Named Executive Officers

The following table sets forth for the year ended December 31, 2012 the compensation reportable for the named executive officers, as determined by SEC rules.

2012 Summary Compensation Table

Name And Principal Position	Year	Salary	Stock Awards(1)	All Other Compensation		Total
Jeffrey P. Bezos	2012	$81,840	$—	$1,600,000	(2)	$1,681,840
Chief Executive Officer	2011	81,840	—	1,600,000		1,681,840
	2010	81,840	—	1,600,000		1,681,840

Thomas J. Szkutak	2012	160,000	8,288,169	3,200	(3)	8,451,369
SVP and Chief Financial Officer	2011	160,000	—	3,200		163,200
	2010	160,000	6,465,300	3,200		6,628,500

Andrew R. Jassy	2012	160,000	11,448,480	3,200	(3)	11,611,680
SVP, Web Services	2011	160,000	—	3,200		163,200
	2010	160,000	6,465,300	3,200		6,628,500

Diego Piacentini	2012	175,000	11,588,318	55,905	(4)	11,819,223
SVP, International Consumer Business	2011	175,000	—	55,905		230,905
	2010	175,000	6,465,300	55,905		6,696,205

Jeffrey A. Wilke	2012	165,000	17,559,439	3,367	(3)	17,727,806
SVP, Consumer Business	2011	165,000	—	3,200		168,200
	2010	160,000	7,027,500	3,200		7,190,700

(1)	Stock awards are reported at aggregate grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2012 Annual Report on Form 10-K.
(2)	Represents the approximate aggregate incremental cost to Amazon.com of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.
(3)	Represents the value of shares of common stock we contributed to the named executive officer’s account in our 401(k) plan.
(4)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,922 and tax reimbursement in connection with such benefits in the amount of $14,983. Mr. Piacentini’s 2000 employment offer letter, which provided for an initial annual salary of $175,000 and has no specified term, also provides for certain expatriation benefits, including a cost of living and housing allowance.

Outstanding Equity Awards at 2012 Fiscal Year-End and Equity Awards Realized in 2012

The following table sets forth information concerning the outstanding stock awards held at December 31, 2012 by the named executive officers.

Outstanding Equity Awards at 2012 Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jeffrey P. Bezos	—		$—

Thomas J. Szkutak
Restricted stock units	126,589	(2)	31,757,382

Andrew R. Jassy
Restricted stock units	144,269	(3)	36,192,764

Diego Piacentini
Restricted stock units	143,746	(4)	36,061,559

Jeffrey A. Wilke
Restricted stock units	181,289	(5)	45,479,971

(1)	Reflects the closing market price of our common stock on December 31, 2012, $250.87, multiplied by the number of restricted stock units that were not vested as of December 31, 2012.
(2)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 100,000 shares that vested as to 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and that vested as to 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2013; and vesting, assuming continued employment, as to 7,500 shares on May 15, 2013 and quarterly thereafter through February 15, 2014; (b) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016; and (c) a restricted stock unit award for 43,089 shares, vesting as follows, assuming continued employment: 611 shares on May 15, 2013 and quarterly thereafter through November 15, 2013; 610 shares on February 15, 2014; 1,303 shares on May 15, 2014 and quarterly thereafter through February 15, 2015; 383 shares on May 15, 2015 and quarterly thereafter through February 15, 2016; 4,788 shares on May 15, 2016; 4,787 shares on August 15, 2016 and quarterly thereafter through February 15, 2017; 3,689 shares on May 15, 2017; and 3,688 shares on August 15, 2017 and quarterly thereafter through February 15, 2018.
(3)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 100,000 shares that vested as to 1,750 shares on May 15, 2009 and quarterly thereafter through February 15, 2010; and that vested as to 7,750 shares on May 15, 2011 and quarterly thereafter through February 15, 2013, and vesting, assuming continued employment, as to 7,750 shares May 15, 2013 and quarterly thereafter through February 15, 2014; (b) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016; and (c) a restricted stock unit award for 59,519 shares, vesting as follows, assuming continued employment: 1,547 shares on May 15, 2013 and quarterly thereafter through November 15, 2013; 1,546 shares on February 15, 2014; 2,334 shares on May 15, 2014 and quarterly thereafter through February 15, 2015; 1,280 shares on May 15, 2015 and August 15, 2015; 1,279 shares on November 15, 2015 and February 15, 2016; 5,489 shares on May 15, 2016 and quarterly thereafter though February 15, 2017; 4,231 shares on May 15, 2017 and August 15, 2017; and 4,230 shares on November 15, 2017 and February 15, 2018.
(4)

Reflects shares of our common stock subject to: (a) a restricted stock unit award for 100,000 shares that vested as to 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and that vested as to 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2013, and vesting, assuming continued employment as to 7,500 shares May 15, 2013 and quarterly thereafter through

February 15, 2014; (b) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016; and (c) a restricted stock unit award for 60,246 shares, vesting as follows, assuming continued employment: 1,779 shares on May 15, 2013 and quarterly thereafter through February 15, 2014; 2,319 shares on May 15, 2014 and August 15, 2014; 2,318 shares on November 15, 2014 and February 15, 2015; 1,267 shares on May 15, 2015; 1,266 shares on August 15, 2015 and quarterly thereafter through February 15, 2016; 5,478 shares on May 15, 2016; 5,477 shares on August 15, 2016 and quarterly thereafter through February 15, 2017; 4,221 shares on May 15, 2017 and August 15, 2017; and 4,220 shares on November 15, 2017 and February 15, 2018.

(5)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 110,000 shares that vested as to 10,000 shares May 15, 2011 and quarterly thereafter through February 15, 2013; and vesting, assuming continued employment, as to 7,500 shares on May 15, 2013 and quarterly thereafter through February 15, 2014; (b) a restricted stock unit award for 50,000 shares vesting as follows, assuming continued employment: 6,250 shares on May 15, 2014 and quarterly thereafter through February 15, 2016; and (c) a restricted stock unit award for 91,289 shares vesting as follows, assuming continued employment: 4,163 shares on May 15, 2013; 4,162 shares on August 15, 2013 and quarterly thereafter through February 15, 2014; 3,892 shares on May 15, 2014; 3,891 shares on August 15, 2014 and quarterly thereafter through February 15, 2015; 2,569 shares on May 15, 2015; 2,568 shares August 15, 2015 and quarterly thereafter through February 15, 2016; 6,889 shares on May 15, 2016 and August 15, 2016; 6,888 shares on November 15, 2016 and February 15, 2017; and 5,312 shares on May 15, 2017 and quarterly thereafter through February 15, 2018.

Stock Vested in 2012

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey P. Bezos	—	$—
Thomas J. Szkutak	32,500	6,962,768
Andrew R. Jassy	31,000	6,718,312
Diego Piacentini	32,500	6,962,768
Jeffrey A. Wilke	40,000	8,668,790

(1)	Amount is the number of shares of stock acquired upon vesting multiplied by the closing market price of our common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments Upon Termination of Employment or Change-in-Control

Termination and Change-in-Control Agreements or Arrangements

We do not have arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility, or change-in-control. Upon termination of employment for any reason, all unvested restricted stock units expire.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation in which we are not the surviving corporation pursuant to which shares of common stock are converted into cash, securities, or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange, or other transfer of all or substantially all of our assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for our liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2012, the dollar value of the unvested stock-based awards held by named executive officers that would have vested based on the closing price of our common stock of $250.87 on December 31, 2012 is set forth in the “Outstanding Equity Awards at 2012 Fiscal Year End” table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning our equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	15,438,632	(1)	$36.99	(2)	130,049,980	(3)
Equity compensation plans not approved by shareholders	957		21.56		18,812,936

Total	15,439,589	(4)	34.73		148,862,916

(1)	Includes 15,433,061 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under our shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	The 1997 Plan authorizes the issuance of options and restricted stock unit awards.
(4)	Excludes 418,918 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $31.07 under equity plans assumed by Amazon.com as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors, and independent contractors of Amazon.com and its subsidiaries who are not officers or directors of Amazon.com. Restricted stock units, our primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan, which does not have a fixed expiration date, has not been approved by our shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants, and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Gianna Puerini, an employee of Amazon.com, is the spouse of Brian Valentine, an executive officer. In 2012, Ms. Puerini earned $86,349 in salary and $265,417 in bonus, and was granted a restricted stock unit award with respect to 7,850 shares, vesting over six years. Her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Justin Burks, an employee of Amazon.com, is the son-in-law of Thomas O. Ryder, a director. In 2012, Mr. Burks earned $139,075 in salary. He was also granted a restricted stock unit award with respect to 105 shares, vesting over 2.5 years. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) Amazon.com is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director, or nominee for election as a director of Amazon.com, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2012, our officers, directors, and greater-than-10% shareholders timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934, except a Form 4 reporting a 2012 purchase of 68 shares was inadvertently filed late for Mr. Rubinstein.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by Amazon.com. Georgeson Inc. will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will pay Georgeson Inc. $6,500 for its proxy solicitation services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers, and other Amazon.com employees without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of Amazon.com, Amazon.com, Inc., 410 Terry Avenue North, Seattle, WA 98109, and must be received by 6:00 p.m. Pacific Time on Friday, December 13, 2013. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

In addition, our Bylaws include advance notice provisions that require shareholders desiring to bring nominations for directors or other business before an annual shareholders meeting to provide proper notice in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the shareholder only seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8.

The Bylaws’ advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Amazon.com regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2014 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary no earlier than February 22, 2014 and no later than March 24, 2014. However, if we significantly change the timing of our 2014 Annual Meeting of Shareholders (i.e., hold the meeting more than 30 days before, or more than 60 days after, the anniversary of the 2013 Annual Meeting date), then the information must be received no earlier than the 90th day prior to the 2014 Annual Meeting date, and not later than (i) the 60th day prior to the 2014 Annual Meeting date or (ii) the tenth day after public disclosure of the 2014 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and/or a single copy of this Proxy Statement and the 2012 Annual Report) have been sent to your address. Each street name shareholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own Notice of Internet Availability of Proxy Materials (or your own set of proxy materials, as applicable) or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the Notice of Internet Availability of Proxy Materials, the 2012 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Annual Reports and Proxies” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you wish to receive a paper proxy card or voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save Amazon.com money by reducing printing and postage costs.

Amazon.com

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

11:59 P.M. Eastern Time on May 22, 2013.

Vote by Internet

Go to www.envisionreports.com/amzn

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and AGAINST Proposal 3.

+

1. ELECTION OF DIRECTORS:

For

Against

Abstain

For

Against

Abstain

For

Against

Abstain

1a - Jeffrey P. Bezos

1b - Tom A. Alberg

1c - John Seely Brown

1d - William B. Gordon

1e - Jamie S. Gorelick

1f - Alain Monié

1g - Jonathan J. Rubinstein

1h - Thomas O. Ryder

1i - Patricia Q. Stonesifer

For

Against

Abstain

For

Against

Abstain

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

3. SHAREHOLDER PROPOSAL REGARDING A REPORT CONCERNING CORPORATE POLITICAL CONTRIBUTIONS

B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

+

01L2BF

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/amzn

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

amazon.com

Proxy - AMAZON.COM, INC.

Annual Meeting of Shareholders - May 23, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and David A. Zapolsky, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 23, 2013 at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, Washington 98109, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF DIRECTION IS NOT GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address - Please print your new address below. Comments - Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. Proof of ownership and photo ID required for attendance.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

+

amazon.com

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M. Eastern Time on May 20, 2013.

Vote by Internet

Go to www.envisionreports.com/amzn

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and AGAINST Proposal 3.

1. ELECTION OF DIRECTORS:

For Against Abstain

1a - Jeffrey P. Bezos

1d - William B. Gordon

1g - Jonathan J. Rubinstein

For Against Abstain

1b - Tom A. Alberg

1e - Jamie S. Gorelick

1h - Thomas O. Ryder

For Against Abstain +

1c - John Seely Brown

1f - Alain Monié

1i - Patricia Q. Stonesifer

For Against Abstain

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

For Against Abstain

3. SHAREHOLDER PROPOSAL REGARDING A REPORT CONCERNING CORPORATE POLITICAL CONTRIBUTIONS

B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

01L85E

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/amzn

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

amazon.com +

Proxy - AMAZON.COM, INC.

Annual Meeting of Shareholders - May 23, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned participant in the Amazon.com Company Stock Fund of the Amazon.com 401(k) Plan hereby directs Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, to vote his or her Amazon.com Company Stock Fund shares as indicated on the reverse, or if not so indicated, in accordance with the Amazon.com 401(k) Plan document (generally, in the same proportion as the shares for which the trustee received timely voting instructions).

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address - Please print your new address below. Comments - Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. Proof of ownership and photo ID required for attendance.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

April 12, 2013

Re:	Important Notice Regarding the Availability of Proxy Materials for the

Amazon.com, Inc. Shareholders Meeting to be Held on May 23, 2013

Dear 401(k) Plan Participant:

Enclosed are the 2012 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2013 Annual Meeting of Shareholders.

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are allocated to the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the common stock of the Company allocated to your 401(k) plan account on the matters presented at the Company’s 2013 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential except to the extent necessary to comply with applicable law.

Votes will be tabulated by the Company’s transfer agent, Computershare. To be timely, your voting instructions must be received by Computershare no later than 11:59 PM Eastern Time on May 20, 2013.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT,

AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE

INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.